Exhibit 99.1

Ribbon Communications

Releases First Quarter 2019 Financial Results

Announces $75 Million Stock Repurchase Program

Amends its Senior Secured Credit Facility

Retires Acquisition Debt

May 2, 2019

Conference Call Details

Ribbon will offer a live, listen-only webcast of the conference call to discuss its financial results for the first quarter ended March 31, 2019 on May 2, 2019, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference call details:

Date:  May 2, 2019

Time:  4:30 p.m. (ET)

Dial-in number (Domestic):  888-227-5857

Dial-in number (Intl):  +1-303-223-4373

Replay information:

A telephone playback of the call will be available following the conference call until May 16, 2019 and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers. The reservation number for the replay is 21920224.

Investor Relations

Monica Gould

+1 (212) 871-3927

IR@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2214

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Industry Analyst Relations

Michael Cooper

+1 (708) 383-3387

mcooper@rbbn.com

WESTFORD, Mass. — Ribbon Communications Inc. (Nasdaq: RBBN), a global software leader in secure and intelligent cloud communications, today announced its financial results for the first quarter of 2019, the authorization by its Board of Directors to repurchase up to $75 million of the Company’s common stock, the amendment and restatement of its senior secured credit facility, and the retirement of its GENBAND acquisition debt.

“We continued to make solid progress on delivering our core solutions for our session software products while expanding market share. We also had a number of accomplishments during the quarter involving some of the world’s largest telecom service providers that validate the traction we are making with our cloud solutions,” said Fritz Hobbs, President and Chief Executive Officer of Ribbon Communications. “We are pleased that our balance sheet and cash flow will enable us to return value to stockholders through a stock repurchase program, while at the same time continue to invest in internal and external opportunities that we believe will further drive long-term growth.”

First Quarter 2019 Financial Highlights(1)

•                 GAAP total revenue was $119 million, compared with $121 million in the first quarter of 2018.

•                 Non-GAAP total revenue was $122 million, compared with $135 million in the first quarter of 2018.

•                 GAAP net loss was $31 million, compared with a net loss of $45 million in the first quarter of 2018.

•                 Non-GAAP net loss was $6 million, compared with a net loss of $4 million in the first quarter of 2018.

•                 GAAP loss per share was $0.29, compared with a loss per share of $0.44 in the first quarter of 2018.

•                 Non-GAAP loss per share was $0.05, compared with a loss per share of $0.04 in the first quarter of 2018.

•                 Non-GAAP Adjusted EBITDA was break-even, compared with $1 million in the first quarter of 2018.

•                 Cash and investments were $46 million at the end of the first quarter of 2019, compared with $51 million at the end of the fourth quarter of 2018.

(1)Please see the reconciliation of non-GAAP and GAAP financial measures, and additional information about non-GAAP measures, in the press release appendix.

“First quarter 2019 results were in line with our expectations that took into account seasonality and relatively soft service provider market conditions,” said Daryl Raiford, Chief Financial Officer of Ribbon Communications. “Looking forward, we believe we are well positioned with a strong software product line-up and a solid distribution system around the world, and we remain focused on managing the business to improve efficiencies and increase cash flow. Our amended and restated senior secured credit facility increases our borrowing capacity, lowers our borrowing costs and extends the term through April 2024.”

First Quarter 2019 Customer and Company Highlights

•                 ExactVentures ranked Ribbon as the number one global market share leader for session border controllers based on fourth quarter 2018 sales, amplifying its existing number one position in the global small and medium enterprise session border controller market.

•                 AT&T launched its AT&T API Marketplace offering for businesses built on Ribbon’s Kandy Cloud platform, enabling AT&T to offer turnkey applications and self-service application programming interfaces (APIs) for developers to create custom applications.

•                 KPN, a leading telecom provider in the Netherlands, is also using the Kandy Cloud platform to offer web-based voice and video capabilities in its API store.

•                 Vodafone New Zealand selected Ribbon solutions and services for a two-year network transformation project to modernize its network.

•                 A leading service provider in Japan chose Ribbon session software for interconnecting networks and voice traffic.

•                 One of our tier one U.S.-based service provider customers continued to transform and modernize its network using Ribbon software solutions and services. This customer also continued to expand Ribbon session deployments for network interconnects.

•                 Three major managed service providers continued to deploy Ribbon edge solutions to enterprises that enhance end users’ quality of experience for unified communications.

Stock Repurchase Program

Ribbon’s Board of Directors has authorized a stock repurchase program for up to $75 million of its common stock, effective immediately. Repurchases under the program may be made in the open market, in privately negotiated transactions, block trades, accelerated stock repurchase transactions, or any combination of such methods, with the amount and timing of repurchases depending on market conditions and corporate discretion. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. This program does not obligate Ribbon to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Board of Directors’ discretion. This is a two-year program and is effective until April 18, 2021.

New Amended and Restated Credit Agreement and Retirement of Acquisition Debt

On April 29, 2019, the Company amended and extended its credit agreement to provide for $150 million of committed availability in the form of a $50 million term loan facility and a $100 million facility available for revolving loans. Such facilities are scheduled to mature in April 2024. Interest rates on the facilities were reduced from the Company’s former borrowing rates. Concurrent with its entry into the amended and extended credit agreement, Ribbon retired its GENBAND acquisition debt, which had an original principal amount of $22.5 million, and terminated all obligations under such debt.

Business Outlook

Ribbon expects non-GAAP Adjusted EBITDA of approximately $100 million for full year 2019.(2)

(2)Please see the reconciliation of non-GAAP and GAAP financial measures, and additional information about non-GAAP measures, in the press release appendix.

About Ribbon Communications

Ribbon Communications Inc. (Nasdaq: RBBN) delivers market-leading software solutions that secure and power many of the world’s leading service provider and enterprise communications environments. Built on world-class technology and intellectual property, the company’s cloud-native solutions deliver intelligent and secure real-time communications solutions for the cloud, network and enterprise edge. Ribbon’s Kandy Cloud real-time communications software platform delivers advanced and embedded CPaaS and UCaaS capabilities enabling service providers to rapidly create and deploy high-value communications services. To learn more, visit ribboncommunications.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including without limitation statements made by our chief executive officer and our chief financial officer regarding our anticipated financial performance, statements in the sections “First Quarter 2019 Financial Highlights”, “Stock Repurchase Program”, “New Amended and Restated Credit Agreement and Retirement of Acquisition Debt”, and “Business Outlook” statements regarding our future expenses, results of operations and financial position, integration activities, potential stock repurchases, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing, are forward-looking statements.  Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including our ability to realize benefits from acquisitions that we have completed; the effects of disruption from acquisitions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.

Our forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  We caution you against relying on any of these forward-looking statements.  For further information regarding risks and uncertainties associated with Ribbon Communications’ business and important factors that could cause actual results to differ materially from these forward-looking statements, please refer to the “Risk Factors” section of Ribbon Communications’ most recent annual and quarterly reports filed with the SEC.  Any forward-looking statements represent Ribbon Communications’ views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications’ views as of any subsequent date.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so, except as may be required by law.

Discussion of Non-GAAP Financial Measures

Ribbon Communications management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business adjusted for acquisition-related revenue as a result of purchase accounting and the related cost of revenue, the impact of the new revenue standard, and excluding certain expenses and credits, including, but not limited to stock-based compensation, amortization of intangible assets, acquisition-related facilities adjustments, settlement expense, certain litigation costs, cancelled debt offering costs, acquisition- and integration-related expense, restructuring, the reduction in deferred purchase consideration and income tax adjustments arising from purchase accounting.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Ribbon’s financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Acquisition-Related Revenue and Cost of Revenue; Impact of New Revenue Standard

We provide the supplementary non-GAAP financial measure of non-GAAP Total revenue, which includes revenue related to the acquisitions of GENBAND and Edgewater that we would have recognized but for the purchase accounting treatment of these transactions.  Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.  We also include eliminated revenue resulting from our adoption in 2018 of the new revenue recognition standard.  Following the 2018 year of adoption of the ASC 606 revenue standard, we are no longer required by GAAP to disclose the adoption effect of such standard.  We will no longer include any further increase to non-GAAP revenue arising from the 2018 revenue standard adoption commencing with our first quarter 2019 financial results.   These non-GAAP adjustments are intended to reflect the full amounts of such revenue and the related cost of revenue.  We include these adjustments to allow for more complete comparisons to the financial results of our historical operations, forward-looking guidance and the financial results of peer companies.  We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business.  These adjustments do not accelerate revenue, but instead include revenue (and the related cost of revenue) that would have been recognized in our results, but for the purchase accounting and new revenue standard adjustments required by GAAP.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time.  We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors such as volatility and interest rates that are beyond our control.  The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted.  As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.  It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.  Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Acquisition-Related Facilities Adjustments

GAAP accounting requires that the deferred rent liability of an acquired company be written off as part of purchase accounting and that the combined company’s rent expense on a straight-line basis begin as of the acquisition date.  As a result, we recorded more rent expense than would have been recognized but for the purchase accounting treatment of GENBAND’s assumed deferred rent liability.  We include this adjustment, which relates to the acquisition of GENBAND, to allow for more complete comparisons to the financial results of our historical operations, forward-looking guidance and the financial results of peer companies.  We believe these adjustments provide an indication of the rent expense that would have been recognized, but for the purchase accounting in connection with the acquisition of GENBAND.

Settlement Expense

In the first quarter of 2018, we recorded $1.7 million of expense related to settlements, comprised of $1.4 million for the settlement of litigation in connection with our acquisition of Taqua LLC and $0.3 million of patent litigation settlement expense.  These amounts are included as components of general and administrative expense.  We believe that such settlement costs are not part of our core business or ongoing operations, are unplanned and generally not within our control.  Accordingly, we believe that excluding these costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Litigation Costs

In connection with certain ongoing litigation between GENBAND, as plaintiff, and one of its competitors, we have incurred litigation costs beginning in the fourth quarter of 2017.  In March 2018, we filed litigation on behalf of Sonus against the same competitor asserting additional intellectual property infringement.  These costs are included as a component of general and administrative expense.  We believe that such costs are not part of our core business or ongoing operations, are unplanned and generally not within our control.  Accordingly, we believe that excluding the litigation costs related to this specific legal matter facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Cancelled Debt Offering Costs

In November 2018, we announced that we intended to offer, subject to market conditions and other factors, $150 million aggregate principal amount of convertible senior notes in a private offering to qualified institutional buyers.  We decided not to proceed with our offering, as we believed that then-current market conditions were not conducive for an offering on terms that would be in the best interests of our stockholders.  In connection with this offering, we incurred $1.0 million of expense.  We do not consider these debt offering costs to be related to the continuing operations of the Company, and accordingly, we believe that excluding these cancelled debt offering costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company and they are generally not relevant to assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs.  By excluding these acquisition- and integration-related costs from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.  We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations, forward-looking guidance and the financial results of less acquisitive peer companies.  In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals regularly and record adjustments to these estimates as required.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Reduction in Deferred Purchase Consideration

We recorded $8.1 million in other income, net, related to the reduction of deferred purchase consideration for Edgewater.  We believe that such reductions to deferred purchase consideration are not part of our core business or ongoing operations, as they relate to specific acquisitive transactions.  Accordingly, we believe that excluding such reductions related to acquisitive transactions facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Income Tax Adjustments Arising from Purchase Accounting

In the fourth quarter of 2018, we recorded an adjustment of $0.1 million of income tax expense to previously recorded amounts related to tax benefits arising from our acquisition of Edgewater.  We believe that such adjustments are not part of our core business or ongoing operations, as they are the result of acquisitions and do not relate to our revenue-producing activities.  Accordingly, we believe that excluding the impact of these adjustments to our income tax provision facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We calculate Adjusted EBITDA by excluding from net income (loss): interest income (expense), net; income tax benefit (provision); depreciation; and amortization of intangible assets.  In addition, we exclude from net income (loss):  adjustments to revenue and cost of revenue related to revenue reductions resulting from purchase accounting and adoption of the new revenue standard; stock-based compensation expense; acquisition-related facilities adjustments; settlement expense; certain litigation costs; acquisition- and integration-related expense; restructuring; and other income, net.  In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations.  Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes.  We disclose this metric to support and facilitate our dialogue with research analysts and investors.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views them.  We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenue:
Product	$47,480	$87,077	$51,531
Service	71,448	79,819	69,649
Total revenue	118,928	166,896	121,180

Cost of revenue:
Product	33,147	40,002	33,014
Service	29,192	31,180	32,893
Total cost of revenue	62,339	71,182	65,907

Gross profit	56,589	95,714	55,273

Gross margin:
Product	30.2%	54.1%	35.9%
Service	59.1%	60.9%	52.8%
Total gross margin	47.6%	57.3%	45.6%

Operating expenses:
Research and development	35,933	36,406	39,049
Sales and marketing	30,059	34,124	31,926
General and administrative	18,694	19,465	15,601
Acquisition- and integration-related	3,199	2,689	4,412
Restructuring	4,932	1,853	6,668
Total operating expenses	92,817	94,537	97,656

Income (loss) from operations	(36,228)	1,177	(42,383)
Interest expense, net	(1,364)	(1,476)	(599)
Other income (expense), net	7,774	(714)	248

Loss before income taxes	(29,818)	(1,013)	(42,734)
Income tax provision	(1,014)	(813)	(2,170)

Net loss	$(30,832)	$(1,826)	$(44,904)

Loss per share:
Basic	$(0.29)	$(0.02)	$(0.44)
Diluted	$(0.29)	$(0.02)	$(0.44)

Shares used to compute loss per share:
Basic	108,167	106,607	101,917
Diluted	108,167	106,607	101,917

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$43,938	$43,694
Marketable securities	1,998	7,284
Accounts receivable, net	134,801	187,853
Inventory	18,870	22,602
Other current assets	20,444	17,002
Total current assets	220,051	278,435

Property and equipment, net	27,630	27,042
Intangible assets, net	250,669	251,391
Goodwill	389,196	383,655
Deferred income taxes	8,969	9,152
Operating lease right-of-use assets	42,166	—
Other assets	7,368	7,484
	$946,049	$957,159

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving credit facility	$57,000	$55,000
Accounts payable	37,989	45,304
Accrued expenses and other	58,454	84,263
Operating lease liabilities	7,214	—
Deferred revenue	109,283	105,087
Total current liabilities	269,940	289,654

Long-term debt, related party	24,716	24,100
Operating lease liabilities, net of current	39,151	—
Deferred revenue, net of current	15,793	17,572
Deferred income taxes	4,861	4,738
Other long-term liabilities	12,525	30,797
Total liabilities	366,986	366,861

Commitments and contingencies

Stockholders’ equity:
Common stock	11	11
Additional paid-in capital	1,743,136	1,723,576
Accumulated deficit	(1,167,824)	(1,136,992)
Accumulated other comprehensive income	3,740	3,703
Total stockholders’ equity	579,063	590,298
	$946,049	$957,159

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(30,832)	$(44,904)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	2,921	2,507
Amortization of intangible assets	11,922	12,309
Stock-based compensation	4,139	2,824
Deferred income taxes	347	528
Foreign currency exchange losses	352	23
Reduction in deferred purchase consideration	(8,124)	—
Changes in operating assets and liabilities:
Accounts receivable	53,854	39,740
Inventory	3,692	(412)
Other operating assets	(674)	(2,182)
Accounts payable	(6,999)	(8,976)
Accrued expenses and other long-term liabilities	(13,095)	(12,820)
Deferred revenue	2,076	14,755
Net cash provided by operating activities	19,579	3,392

Cash flows from investing activities:
Purchases of property and equipment	(3,766)	(1,827)
Sale/maturities of marketable securities	5,295	245
Net cash provided by (used in) investing activities	1,529	(1,582)

Cash flows from financing activities:
Borrowings under revolving line of credit	37,000	10,000
Principal payments on revolving line of credit	(35,000)	(10,000)
Payment of deferred purchase consideration	(21,876)	—
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(968)	(370)
Other	(79)	(130)
Net cash used in financing activities	(20,923)	(500)

Effect of exchange rate changes on cash and cash equivalents	59	206

Net increase in cash and cash equivalents	244	1,516
Cash and cash equivalents, beginning of year	43,694	57,073
Cash and cash equivalents, end of period	$43,938	$58,589

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018

GAAP Total revenue	$118,928	$166,896	$121,180
Acquisition-related revenue adjustment	2,798	4,613	11,118
Adjustment for new revenue standard**	—	1,903	3,015
Non-GAAP Total revenue	$121,726	$173,412	$135,313

GAAP Net loss	$(30,832)	$(1,826)	$(44,904)
Acquisition-related revenue adjustment	2,798	4,613	11,118
Acquisition-related cost of revenue adjustment	—	—	(1,977)
Adjustment for new revenue standard**	—	1,903	3,015
Adjustment to cost of revenue for new revenue standard**	—	—	(110)
Stock-based compensation	4,139	3,651	2,824
Amortization of intangible assets	11,922	12,002	12,309
Acquisition-related facilities adjustment	—	252	211
Settlement expense	—	—	1,730
Litigation costs	6,186	1,961	673
Cancelled debt offering costs	—	1,003	—
Acquisition- and integration-related expense	3,199	2,689	4,412
Restructuring	4,932	1,853	6,668
Reduction in deferred purchase consideration	(8,124)	—	—
Tax benefits arising from purchase accounting and tax reform	—	123	—
Non-GAAP net income (loss)	$(5,780)	$28,224	$(4,031)

Earnings (loss) per share
GAAP Loss per share	$(0.29)	$(0.02)	$(0.44)
Acquisition-related revenue adjustment	0.03	0.04	0.11
Acquisition-related cost of revenue adjustment	—	—	(0.02)
Adjustment for new revenue standard**	—	0.02	0.03
Adjustment to cost of revenue for new revenue standard**	—	—	*
Stock-based compensation	0.04	0.03	0.03
Amortization of intangible assets	0.11	0.11	0.11
Acquisition-related facilities adjustment	—	*	*
Settlement expense	—	—	0.02
Litigation costs	0.06	0.02	0.01
Cancelled debt offering costs	—	0.01	—
Acquisition- and integration-related expense	0.03	0.03	0.04
Restructuring	0.05	0.02	0.07
Reduction in deferred purchase consideration	(0.08)	—	—
Tax benefits arising from purchase accounting and tax reform	—	*	—
Non-GAAP Diluted earnings per share or (loss) per share	$(0.05)	$0.26	$(0.04)

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute loss per share	108,167	106,607	101,917
Non-GAAP Shares used to compute diluted earnings per share or (loss) per share	108,167	107,363	101,917

*   Less than $0.01 impact on earnings (loss) per share

** Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Adjusted EBITDA:
GAAP Net loss	$(30,832)	$(1,826)	$(44,904)
Interest expense, net	1,364	1,476	599
Income tax provision (benefit)	1,014	813	2,170
Depreciation	2,921	2,930	2,507
Amortization of intangible assets	11,922	12,002	12,309
Acquisition-related revenue adjustment	2,798	4,613	11,118
Acquisition-related cost of revenue adjustment	—	—	(1,977)
Adjustment for new revenue standard*	—	1,903	3,015
Adjustment to cost of revenue for new revenue standard*	—	—	(110)
Stock-based compensation	4,139	3,651	2,824
Acquisition-related facilities adjustment	—	252	211
Settlement expense	—	—	1,730
Litigation costs	6,186	1,961	673
Cancelled debt offering costs	—	1,003	—
Acquisition- and integration-related expense	3,199	2,689	4,412
Restructuring	4,932	1,853	6,668
Other expense (income), net	(7,774)	714	(248)
Non-GAAP Adjusted EBITDA	$(131)	$34,034	$997

* Effective Q1 2019, the Company no longer adjusts for the impact of the adoption in 2018 of the new revenue standard

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions)

(unaudited)

Adjusted EBITDA:  Ribbon is unable to project without unreasonable efforts the comparable GAAP net loss figure, which includes interest expense, net; income tax provision; depreciation; amortization of intangible assets; acquisition-related revenue and related cost of revenue adjustments; stock-based compensation; certain litigation costs; acquisition- and integration-related expense; restructuring; and other income (expense), net.  The 2019 full year guidance does not take into account the benefit of the anticipated $63 million in payments related to a recently resolved litigation matter as Ribbon is currently evaluating the accounting treatment of such payments.